Exhibit 99.1

FOR RELEASE ON: April 25, 2013 at 7:30 a.m. ET

CONTACT:	Dan Behrendt Chief Financial Officer TASER International, Inc. (480) 905-2000

TASER Q1 Revenues Increase 19 Percent to $30.4 Million

Video Segment Revenues Increase 32 Percent Sequentially

SCOTTSDALE, Ariz., April 25, 2013 — TASER International, Inc. (NASDAQ: TASR), today announced financial results for the first quarter of 2013 ended March 31, 2013.

Financial Summary:

•

Net sales were $30.4 million in the quarter, an increase of $4.8 million, or 19%, compared to first quarter 2012 sales of $25.6 million. The increase in sales versus the prior year was primarily driven by numerous law enforcement agencies upgrading to the new TASER® X26P™ and TASER® X2™ Conducted Electrical Weapons (CEWs). The X2 upgrades also drove higher cartridge sales in comparison to the first quarter of 2012.

•	CEW segment revenues grew $3.2 million, or 13%, to $28.0 million in the first quarter of 2013, compared to first quarter 2012 revenues of $24.8 million.

•

Video segment revenues increased by $1.5 million year-over-year, or 175%, to $2.4 million in the first quarter of 2013. Sequentially, first quarter 2013 Video segment revenues grew $0.6 million, or 32%, from fourth quarter 2012. Net operating losses in the Video segment were reduced by approximately 50% from $3.0 million in the first quarter of 2012 to $1.5 million in the first quarter of 2013.

•

Gross margin in the first quarter of 2013 was 61%, compared to 59% in the same period last year. The improvement in gross margin in the first quarter of 2013 was driven by the increase in sales of the X2 and the new X26P, more direct sales which increased our average selling price, and a reduction in expenses in our Video segment due to our decision to utilize third party cloud services. On-going manufacturing and operational efficiencies also benefitted gross margin.

•

Sales, general and administrative (SG&A) expenses of $11.2 million in the first quarter of 2013 increased 27%, from $8.9 million in the first quarter of 2012. As a percentage of revenue, SG&A was 37% in the first quarter 2013 compared to 35% in the prior year. Sequentially, SG&A decreased 10% from $12.5 million in the fourth quarter of 2013. Personnel expenses increased $1.1 million in the first quarter 2013 compared to first quarter 2012 due to the Company’s strategic effort to enhance its front-end, customer facing capabilities. Expenses related to litigation activities increased approximately $0.4 million when compared to the first quarter of 2012. Finally, there were higher selling expenses associated with increased direct sales and costs associated with holding a Technology Summit for our Video segment.

•	Research and development (R&D) expenses of $2.0 million for the first quarter of 2013 are consistent with the prior-year and previous quarters.

•	Excluding a $2.2 million litigation judgment recovery in 2012, operating income increased $1.0 million, or 24%, to $5.3 million in the first quarter of 2013.

•

Adjusted EBITDA was $7.7 million for the first quarter of 2013, an increase from Adjusted EBITDA of $6.9 million in the first quarter of 2012. The increase is due to higher sales and improved gross margins.

•	Net income for the first quarter of 2013 was $3.3 million, or $0.06 per share on a basic and diluted basis.

•

In the first quarter of 2013, the Company generated $4.5 million in cash from operating activities. Cash was $38.6 million at the end of the first quarter of 2013, up from $36.1 million at December 31, 2012 after completing $5.4 million of stock repurchases during the quarter.

•	The Company has no debt, other than a capital lease, recorded on its balance sheet.

“The Smart Weapon platform that we have built over the last two years with the X2 and X26P provides compelling new capabilities for our customers to upgrade their aging weapons,” remarked Rick Smith, CEO of TASER International, Inc. “Sales of the newly released X26P Smart Weapon were very strong in the first quarter, accounting for more than 10% of our CEW sales, and we expect that trend to continue in the future as agencies recognize the benefits of our new Smart Platform. X2 CEW sales reflected continued growth in the first quarter. We also saw growth in the number of agencies embracing on-officer recording systems through sales of AXON Flex™ on-officer cameras and EVIDENCE.com service. We continue to receive positive feedback from the marketplace about the value-add of these products and are excited about the future as we look to expand our customer base in the Video segment.

“We believe that digital video and multi-media will become the centerpiece of law enforcement records in the future and TASER is well positioned to deliver an end-to-end solution that enables new capabilities that leverage a cloud-based model to allow for rapid, easy implementation for our customers. In both of our segments, we will continue to invest in the sales force as we look to grow the top-line, as well as the infrastructure necessary to deliver operational excellence to all of our customers, ultimately executing our strategy to drive profitable growth and value for our stakeholders while generating significant operating cash flows.” concluded Smith.

Other Significant Events:

•	In the first quarter, the Company announced the new TASER X26P Smart Weapon and saw significant traction by agencies looking for an additional platform to upgrade their current installed base. The Company announced a number of significant orders that occurred during the first quarter, including:

•	New Orleans Police Department (LA) purchased 400 X26P CEWs with TASER CAM™ HD recorders

•	New York State Police (NY) purchased 334 X26P CEWs

•	Sunnyvale Department of Public Safety (CA) purchased 210 X26P CEWs

•	In the first quarter, the Company continued to see adoption of the new X2 Smart Weapon platform by agencies through its extended upgrade program. The Company announced a number of significant orders that occurred during the first quarter, which included:

•	The Atlanta Police Department (GA) purchased 200 X2 CEWs and TASER CAM HD recorders

•	Buncombe County Sheriff’s Office (NC) purchased 68 X2 CEWs with 5-year TASER Assurance Plan (TAP)

•	Garfield County Sheriff’s Office (CO) purchased 30 X2 CEWs

•	Lake Havasu Police Department (AZ) purchased 92 X2 CEWs

•	Lewisville Police Department (TX) purchased 160 X2 CEWs

•	Richmond County Sheriff’s Office (GA) purchased 136 X2 CEWs

•	Saint Cloud Police Department (MN) purchased 60 X2 CEWs and TASER CAM™ HD recorders

•	Tulsa Police Department (OK) purchased 33 X2 CEWs

•	The Company continued to see new agencies adopting the new TASER AXON Flex on-officer camera and EVIDENCE.com management service during the first quarter. AXON Flex and EVIDENCE.com deployments included significant orders from Albuquerque Police Department, Greensboro Police Department, Lake Havasu Police Department, Laramie Police Department, Lone Tree Police Department, Modesto Police Department, and dozens of smaller agencies.

•	The Company will host its first quarter 2013 earnings conference call on Thursday, April 25, 2013 at 11:00 a.m. EST. To join the live audio presentation, please dial toll free at 877-303-9126 or 253-237-1156 for international callers. The pass code is 31276191.

Non-GAAP Measures

To supplement the Company’s financial results presented in accordance with GAAP, we are presenting the non-GAAP financial measures of EBITDA and Adjusted EBITDA. Our management uses these non-GAAP financial measures in evaluating the Company’s performance in comparison to prior periods and as a measure of liquidity. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning and forecasting our future periods. A reconciliation of GAAP to the non-GAAP financial measures is presented at the end of the release.

EBITDA is defined as consolidated net income (loss) before net interest expense, income taxes and depreciation and amortization. Adjusted EBITDA as presented herein is defined as net income (loss) before net interest expense, income taxes, depreciation and amortization and before certain other items, including: stock-based compensation; loss on write-down/disposal of property, equipment and intangibles, net; provision for obsolete and excess inventory; litigation judgment (reversal) expense; loss on impairment; and interest income and other (income) expense.

Caution on Use of Non-GAAP Measures

These non-GAAP financial measures are not consistent with GAAP, and management believes investors will benefit by referring to these non-GAAP financial measures when assessing the Company’s operating results, as well as when forecasting and analyzing future periods. However, management recognizes that:

•	these non-GAAP financial measures are limited in their usefulness and should be considered only as a supplement to the Company’s GAAP financial measures;

•	these non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the Company’s GAAP financial measures;

•	these non-GAAP financial measures should not be considered to be superior to the Company’s GAAP financial measures; and

•

these non-GAAP financial measures were not prepared in accordance with GAAP and investors should not assume that the non-GAAP financial measures presented in this earnings release were prepared under a comprehensive set of rules or principles.

Further, these non-GAAP financial measures may be unique to the Company, as they may be different from non-GAAP financial measures used by other companies. As such, this presentation of non-GAAP financial measures may not enhance the comparability of the Company’s results to the results of other companies.

A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure or measures appears within this press release.

About TASER International, Inc.

TASER International, Inc. (NASDAQ:TASR) is a global provider of safety technologies that protect life and prevent conflict. More than 16,000 public safety agencies in 100 countries rely on TASER® conducted electrical weapons and AXON on-officer camera systems to help protect and serve. Today, the use of TASER CEWs has saved more than 100,000 lives from potential death or serious injury while TASER innovations benefit individuals and families too, providing personal protection and accountability while maintaining regard for life. Since 1994, more than 251,000 individuals have relied on TASER technology as a means for effective personal safety. Learn more about TASER International and its solutions at www.TASER.com and www.EVIDENCE.com or by calling (800) 978-2737. Be a part of the TASER community by joining us on Facebook, LinkedIn, Twitter, and YouTube.

TASER® is a registered trademark of TASER International, Inc., registered in the U.S. All rights reserved. TASER logo, AXON, AXON Flex, X26, X26P and X2 are trademarks of TASER International, Inc.

Note to Investors

To review the TASER International Safe Harbor Statement, please visit: investor.taser.com/safeHarbor.cfm.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding our expectations, beliefs, intentions or strategies regarding the future; that we will continue to make investments through increased SG&A in 2013; that we anticipate agencies will take advantage of our upgrade program and that we are well positioned to execute our strategy. We intend that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. The forward-looking information is based upon current information and expectations regarding TASER International, Inc. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. We caution that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements herein.

TASER International assumes no obligation to update the information contained in this press release. These statements are qualified by important factors that could cause our actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: market acceptance of our products; budgetary and political constraints of prospects and customers; litigation risks resulting from alleged product-related injuries and media publicity concerning allegations of deaths occurring after use of the TASER device and the negative impact this publicity could have on sales; our dependence on sales of our TASER X26, X26P and X2 CEWs; our ability to manage our growth; our ability to increase manufacturing production to meet demand; the outcome of pending litigation; establishment and expansion of our direct and indirect distribution channels; the acceptance of our EVIDENCE.com software model; breach of our security measures resulting in unauthorized access to customer data; our ability to design, introduce and sell new products; delays in development schedules; risks relating to acquisitions and joint ventures; the length of our sales cycle and our ability to realize benefits from our marketing and selling efforts; risks of governmental regulations, including regulations of our products by the United States Consumer Product Safety Commission, regulation of our products as a “crime control” product by the Federal government, state and local government regulation and foreign regulation; our compliance with regulations governing the environment, including but not limited to, regulations within the European Union; our ability to protect our intellectual property; intellectual property infringement claims and relating litigation costs; competition in foreign countries relating to foreign patents; our successful identification of existing intellectual property rights that might infringe on our developments; the adverse effects that could result from our products being classified as firearms by the United States Bureau of Alcohol and Firearms or any state; product defects; rapid technological change; our dependence on third party suppliers for key components of our products; component shortages; our dependence on foreign suppliers for key components; rising costs of raw materials and transportation relating to petroleum prices; catastrophic events; outages and disruptions relating to our EVIDENCE.com service; fluctuations in quarterly operating results; foreign currency fluctuations; counterparty risks relating to cash balances held in excess of FDIC insurance limits; employee retention risks and other factors identified in documents filed by us with the Securities and Exchange Commission, including those set forth in our Form 10-K for the year ended December 31, 2012 under the caption “Risk Factors.”

For investor relations information please contact Erin Curtis by phone at 480-515-6330 or via email at IR@TASER.com, or Dan Behrendt, Chief Financial Officer of TASER International, Inc., 480-905-2002.

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TASER International, Inc.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31,
	2013	2012
Net sales	$30,433,652	$25,641,392
Cost of products sold and services delivered	11,982,648	10,400,133

Gross margin	18,451,004	15,241,259
Sales, general and administrative expenses	11,210,900	8,854,022
Research and development expenses	2,012,556	2,132,220
Litigation judgment recovery	—	(2,200,000)
Gain on write down / disposal of property and equipment, net	(28,960)	—

Income from operations	5,256,508	6,455,017
Interest and other (expense) income, net	(22,761)	6,994

Income before provision for income taxes	5,233,747	6,462,011
Provision for income taxes	1,935,926	2,658,193

Net income	$3,297,821	$3,803,818

Income per common and common equivalent shares
Basic	$0.06	$0.07
Diluted	0.06	0.07
Weighted average number of common and common equivalent shares outstanding
Basic	52,746,178	55,700,395
Diluted	54,599,980	56,358,066

TASER International, Inc.

Segment Reporting

(Unaudited)

	Three Months Ended March 31, 2013			Three Months Ended March 31, 2012
	CEW	Video	Total	CEW	Video	Total
Product sales	$28,002,622	$2,180,056	$30,182,678	$24,757,674	$772,131	$25,529,805
Service revenue	—	250,974	250,974	—	111,587	111,587

Net sales	28,002,622	2,431,030	30,433,652	24,757,674	883,718	25,641,392

Cost of products sold	10,216,667	1,187,846	11,404,513	8,611,419	793,848	9,405,267
Cost of services delivered	—	578,135	578,135	—	994,866	994,866

Gross margin	17,785,955	665,049	18,451,004	16,146,255	(904,996)	15,241,259
Sales, general & administrative	10,102,625	1,108,275	11,210,900	8,086,497	767,525	8,854,022
Research & development	988,681	1,023,875	2,012,556	840,352	1,291,868	2,132,220
Litigation judgment recovery	—	—	—	(2,200,000)	—	(2,200,000)
Gain on write down / disposal of property and equipment, net	(28,960)	—	(28,960)	—	—	—

Income (loss) from operations	$6,723,609	$(1,467,101)	$5,256,508	$9,419,406	$(2,964,389)	$6,455,017

Income from operations, normalized (a)	$6,694,649	$(1,467,101)	$5,227,548	$7,219,406	$(2,964,389)	$4,255,017

Operating margin %	24%	-60%	17%	38%	-335%	25%
Operating margin %, normalized	24%	-60%	17%	29%	-335%	17%

(a)	Income from operations excluding litigation judgment recovery and gain on write down / disposal of property and equipment, net

TASER International, Inc.

AXON Flex and EVIDENCE.com Bookings by Quarter

(Unaudited)

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2013	2012	2012	2012	2012
Bookings	$1,387,199	$1,670,813	$1,318,107	$451,183	$352,231

AXON Flex and EVIDENCE.com Bookings is a statistical measure defined as the sales price of orders placed in the relevant time period. Bookings are an indication of the activity the Company is seeing relative to AXON Flex and EVIDENCE.com. The Company has deliverables to meet prior to recognizing revenue related to many of the orders. These statistics represent orders and not invoiced sales. Once invoiced, the revenue related to EVIDENCE.com is recognized over the requisite service period of one to five years. For more information relative to our revenue recognition policies, please reference our SEC filings.

TASER International, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

	For the Three Months Ended
	March 31,	March 31,
	2013	2012
Net income	$3,297,821	$3,803,818
Depreciation and amortization	1,418,759	1,666,510
Interest expense	2,397	6,473
Provision for income taxes	1,935,926	2,658,193

EBITDA	$6,654,903	$8,134,994

Adjustments:
Stock-based compensation expense	923,341	758,054
Gain on write down/disposal of property, equipment and intangibles, net	66,540	73,226
Provision for excess and obsolete inventory	46,477	139,409
Litigation judgment recovery	—	(2,200,000)
Interest income and other (income) expense	20,364	(13,467)

Adjusted EBITDA	$7,711,625	$6,892,216

Adjusted EBITDA as a percentage of net sales	25.3%	26.9%

Composition of stock-based compensation:
	For the Three Months Ended
	March 31,	March 31,
	2013	2012
Cost of products sold	$34,432	$67,144
Sales, general and administrative expenses	730,504	547,133
Research and development expenses	158,405	143,777

	$923,341	$758,054

TASER International, Inc.

Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
	2013	2012
ASSETS
Current Assets:
Cash and cash equivalents	$38,580,384	$36,126,791
Short-term investments	—	1,680,958
Accounts and notes receivable, net	16,806,968	18,101,240
Inventory	11,840,390	10,993,209
Prepaid expenses and other current assets	3,912,897	2,754,331
Deferred income tax assets, net	9,395,987	9,395,987

Total current assets	80,536,626	79,052,516
Property and equipment, net	21,202,659	21,952,201
Deferred income tax assets, net	11,783,179	11,605,812
Intangible assets, net	3,287,628	3,317,169
Other assets	258,018	308,553

Total assets	$117,068,110	$116,236,251

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$4,836,520	$6,222,904
Accrued liabilities	6,798,624	7,065,085
Current portion of deferred revenue	4,764,557	4,287,305
Customer deposits	385,145	500,018
Current portion of capital lease payable	34,470	33,947

Total current liabilities	16,819,316	18,109,259
Deferred revenue, net of current portion	9,017,567	7,835,767
Liability for unrecognized tax benefits	2,960,396	2,902,896
Long-term portion of capital lease payable	94,468	103,283

Total liabilities	28,891,747	28,951,205

Commitments and Contingencies
Stockholders’ Equity:
Preferred stock	—	—
Common stock	665	661
Additional paid-in capital	114,623,636	111,661,393
Treasury stock	(72,553,558)	(67,203,043)
Retained earnings	46,180,888	42,883,067
Accumulated other comprehensive loss	(75,268)	(57,032)

Total stockholders’ equity	88,176,363	87,285,046

Total liabilities and stockholders’ equity	$117,068,110	$116,236,251

TASER International, Inc.

Selected Consolidated Statement of Cash Flows Information

(Unaudited)

	For the three Months Ended
	March 31, 2013	March 31, 2012
Net income	$3,297,821	$3,803,818
Depreciation and amortization	1,418,759	1,666,510
Stock-based compensation expense	923,341	758,054
Net cash provided by operating activities	4,519,584	3,662,675
Net cash provided by (used in) investing activities	1,227,107	(644,103)
Net cash (used in) provided by financing activities	(3,319,901)	14,629
Cash and cash equivalents, end of period	38,580,384	24,349,583